UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 14, 2003


                               Mirant Corporation
               (Exact name of registrant as specified in charter)

   Delaware                  001-16107                         58-2056305
 (State or other      (Commission File Number)               (IRS Employer
 jurisdiction of                                           Identification No.)
incorporation)

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         1155 Perimeter Center West, Suite 100, Atlanta, Georgia 30338
               (Address of principal executive offices) (Zip Code)


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Registrant's telephone number, including area code:  (678) 579-5000

                               N/A
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          (Former name or former address, if changed since last report)



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Item 3.  Bankruptcy or Receivership.

     On July 14, 2003, Mirant Corporation ("Mirant") and certain of its direct and indirect U.S. subsidiaries, including Mirant Americas Generation, LLC and Mirant Mid-Atlantic, LLC (collectively, the "Debtors"), each filed voluntary petitions for relief under Chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division (the "Bankruptcy Court") in Case No. 03-46588 (DML) and Case Nos. 03-46590 (BJH) through 03-46663 (DML). In addition, on July 15, certain of Mirant's Canadian subsidiaries filed an application for creditor protection under the Companies Creditors' Arrangement Act in Canada. Excluded from the filings were all of Mirant's foreign operating subsidiaries, other than certain subsidiaries in Canada. The Debtors remain in possession of their assets and properties, and continue to operate their businesses and manage their properties, as "debtors-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. On July 14, 2003, Mirant issued a press release relating to the foregoing, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 5.  Other Events and Regulation FD Disclosure.

     On July 15 , 2003, the New York Stock Exchange ("NYSE") notified the Company that the NYSE had suspended trading in the Company's common stock and preferred trust securities, which traded under the ticker symbols, MIR and MIR_PA, respectively, and that the NYSE intends to file an application with the Securities and Exchange Commission to delist those securities. The NYSE took this action following the Company's announcement that it and substantially all of its wholly-owned subsidiaries in the United States had filed petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code.

Item 7. Financial Statements and Exhibits

         Exhibit No.       Description

         99.1              Press Release issued by Mirant on July 14, 2003.



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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  July 16, 2003

                               Mirant Corporation


                               By:  /s/  J. William Holden III
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                                    J. William Holden III
                                    Senior Vice President and Treasurer